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                                                                   Exhibit 10.23



                           KNOW-HOW LICENSE AGREEMENT

         This Agreement is made effective as of February 26, 1998 ("Effective Date"), between Micron Electronics, Inc. ("MEI"), a corporation having an office at 900 East Karcher Road, Nampa, Idaho 83687, and MCMS, Inc. (f/k/a Micron Custom Manufacturing Services, Inc.) ("MCMS"), a corporation having a place of business at 16399 Franklin Road, Nampa, Idaho 83687.

         Whereas, this Agreement is made pursuant to, and is attached as a Exhibit to, that Recapitalization Agreement dated December 21, 1997 by and among MCMS, MEI, and Cornerstone Equity Investors, IV, L.P.;

         Whereas MEI is the owner of certain Know-How, as defined below; and

         Whereas MCMS desires to acquire a license to the Know-How; and

         Whereas MEI is willing to grant a non-exclusive license to the Know-How to MCMS for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and on the terms and conditions set forth in this Agreement;

         Now, therefore, MEI and MCMS hereby agree to the following:

1.       Definitions

         1.1.     "MCMS" means MCMS and its Subsidiaries.

         1.2. "Subsidiary" shall mean a corporation, company, or other legal entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by MCMS; or (ii) which does not have outstanding shares or securities, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company, or other entity is, now or hereafter, owned or controlled, directly or indirectly, by MCMS.

         1.3. "Know-How" shall mean: scientific and engineering information, trade secrets, specifications, manufacturing and production processes and techniques, research and development information, designs, plans, proposals, technical data and other technical know-how that was conceived by MCMS prior to the Effective Date or utilized by MCMS as of the Effective Date and that relates to the Business, provided, however, that Know-How shall not include any MEI patents, patent applications, or any invention disclosures (or the inventions disclosed within the aforementioned patents, patent applications, or invention disclosures) not


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                  otherwise assigned to MCMS in the PATENT AND INVENTION
                  DISCLOSURE ASSIGNMENT AND LICENSE AGREEMENT executed on the Effective Date.

         1.4. "Business" shall mean the design, assembly, or testing of custom complex printed circuit boards, memory intensive products and system level assemblies for third party electronics original equipment manufacturers.

2.       Warranties

         2.1. MEI warrants that it has not previously granted any assignment or exclusive license in or to the Know-How to any third party, and that MEI has the full right and capacity to license the Know-How to MCMS, and to enter into and carry out its obligations under this Agreement, without conflicting with any other obligation of MEI.

3.       Know-How License

         3.1. MEI hereby grants to MCMS an irrevocable (except as set forth in Section 3.3), non-transferable, fully paid up, worldwide, non-exclusive license to utilize the Know-How solely in connection with the Business. MCMS shall have no right to sublicense its rights granted hereunder to any third party without the prior written consent of MEI, which consent shall not be unreasonably withheld, provided, however, that MEI's refusal to consent to MCMS' grant of a sublicense to an MEI competitor shall not be deemed to be unreasonable.

         3.2. MCMS shall not assign or transfer any of its rights granted hereunder without the prior written consent of MEI. Notwithstanding the foregoing, an assignment or transfer of the Agreement and the licenses granted therein may be effected by operation of law, such as for example, by merger, consolidation, sale of the business or assets, reincorporation, or nonbankruptcy reorganization.

         3.3. This Agreement shall commence on the Effective Date and shall continue thereafter in perpetuity; provided, however, that either party may, upon ninety (90) days written notice to the other party, terminate this Agreement in the event of a material breach thereof by such party; provided, further, that if such breach is cured within such ninety (90) day period, this Agreement shall not be so terminated.

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4.       Miscellaneous

         4.1. Except as set forth in the Recapitalization Agreement, MEI neither warrants nor represents that the use of the Know-How will not result in infringement of any patents of any third party.

         4.2. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this Agreement and stating the parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party hereto sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

         4.3. For a period of ten (10) years from the Effective Date, MCMS and its sublicensees shall hold and keep as confidential and secret all Know-How. During such ten (10) year period, MCMS and its sublicensees shall take reasonable precautions to prevent unauthorized disclosure and to safeguard the confidentiality and secrecy of the Know-How, provided, however, that MCMS and its sublicensees shall have the right to disclose such Know-How to third parties to whom disclosure is made in the ordinary course of the Business under reasonable obligations of confidentiality.

                  MCMS and its sublicensees shall not be required to keep secret and confidential any Know-How which they can demonstrate:

                  (i) has become generally available to the public through no fault, negligence, unauthorized act or omission of MCMS or its sublicensees and not as a result of a breach of this Agreement; or

                  (ii) is lawfully disclosed to MCMS or its sublicensees by an independent third party not previously employed by MCMS or its sublicensees and that lawfully acquired such information through no breach of any direct or indirect obligation to MEI.

         4.4 All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below or to such other address or to the attention of such other person as one party may designate by written notice to the other party hereto.

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                           NOTICES TO MEI SHALL BE ADDRESSED TO:

                           Micron Electronics, Inc.
                           900 East Karcher Road
                           Nampa, Idaho  83687
                           Attention:  General Counsel
                           Telecopy No:  (208) 893-8711

                           WITH A COPY TO:
                           (which shall not constitute notice to MEI)

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Barry A. Bryer
                           Telecopy No:  (212) 403-2000

                           NOTICES TO MCMS SHALL BE ADDRESSED TO:

                           MCMS, Inc.

                           16399 Franklin Road
                           Nampa, Idaho 83687
                           Attention: President
                           Telecopy No:  (208) 898-2789

                           WITH A COPY TO:
                           (which shall not constitute notice to MCMS)

                           Cornerstone Equity Investors, L.L.C.
                           717 Fifth Avenue
                           Suite 1100
                           New York, New York  10022
                           Attention:  Tony Downer
                                Michael E. Najjar
                           Telecopy No: (212) 826-6798

                           and

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:  Frederick Tanne
                           Telecopy No:  (212) 446-4900


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         4.5      The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

         4.6 The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

         4.7 This Agreement and the Recapitalization Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

         4.8 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         4.9 Except as specifically provided herein, neither MEI nor MCMS shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

         4.10 The terms and conditions of this Agreement shall be governed by and interpreted under the laws of the State of Idaho, and may not be superseded, amended or modified except by written agreement between the parties. Any litigation brought by a party to this agreement shall be brought exclusively in the state or federal courts located in Idaho.

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                  In witness whereof, this Agreement has been executed by duly authorized representatives of the parties on the date below.


Micron Electronics, Inc.                    MCMS, Inc.



By:  /s/ T. Erik Oaas                        By: /s/ Robert F. Subia
     ----------------------------------          ------------------------------
     T. Erik Oaas                                  Robert F. Subia
     Executive Vice President,                     President and Chief Executive
     Finance and Chief Financial Officer           Officer

Date: February 26, 1998                     Date: February 26, 1998



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